UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 8, 2008


                                EASY ENERGY, INC.
             (Exact name of registrant as specified in its charter)


          Nevada                       333-146895                26-0204284
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)


                         49 HA'AROSHET ST, P.O. BOX 6409
                                 KARMIEL, ISRAEL
                     (Address of principal executive office)

                                 (972) 498-88314
              (Registrant's telephone number, including area code)


              (Former name, former address and former fiscal year,
                         if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

     The Board of Directors of Easy Energy, Inc. approved an amendment to the Registrant's Articles of Incorporation increasing the number of authorized shares of Common Stock from 100,000,000 to 1,000,000,000 and effecting a one-for-ten forward split of the Registrant's outstanding shares of common stock. Approval of the Registrant's stockholders was not required to be obtained, as authorized by NRS Section 78.207, et seq. The forward split was effective as of the close of business on February 8, 2008. As a result of the forward stock split, each share of the Registrant's common stock outstanding on such date will be split into ten shares of the Registrant's common stock.

     A copy of the Certificate of Change to the Registrant's Articles of Incorporation is filed herewith as Exhibit 3.1.

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
          YEAR

     Effective February 8, 2008, the Registrant filed a Certificate of Change to its Articles of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 1,000,000,000 and provide for a ten for one forward split of the Registrant's shares of common stock outstanding on such date.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibits

The following exhibit is filed as part of this report:

3.1  Certificate of Amendment to the Registrant's Articles of Incorporation

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          EASY ENERGY, INC.


Date: February 12, 2008                   By: /s/ Guy Ofir
                                             -------------------------------
                                             Guy Ofir
                                             President and Director


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
                                  EXHIBIT INDEX


Exhibit No.                Description
-----------                -----------

   3.1               Certificate of Change